EXHIBIT 99.2

Duos Technologies to Present at the 10th Annual Gateway Conference on September 9, 2021

JACKSONVILLE, FL / ACCESSWIRE / September 2, 2021 / Duos Technologies Group, Inc. ("Duos" or the "Company") (NASDAQ:DUOT), a provider of vision based analytical technology solutions, has been invited to present at the 10th Annual Gateway Conference, which is being held virtually on September 8-9, 2021.

Duos management is scheduled to present on Thursday, September 9th at 11:30 a.m. Pacific time (2:30 p.m. Eastern time), with one-on-one meetings to be held throughout the conference. The presentation will be webcast live and available for replay here.

To receive additional information, request an invitation or to schedule a one-on-one meeting, please email conference@gatewayir.com.

About the Gateway Conference

For the past nine years, the Gateway Conference has engaged the management teams of nearly 800 public and private growth companies and thousands of institutional investors, sell-side analysts and sponsoring investment bankers. Past attendees have valued the event for its direct access to high-quality companies and investors. Follow the Gateway Conference on Twitter and join the conversation using the #GatewayIRConference hashtag. For more information, visit gateway-grp.com/conference/.

About Duos Technologies Group, Inc.

Duos Technologies Group, Inc. (NASDAQ:DUOT), based in Jacksonville, Florida, through its wholly owned subsidiary, Duos Technologies, Inc., designs, develops, deploys and operates intelligent technology solutions supporting rail, logistics, intermodal and Government customers that streamline operations, improve safety and reduce costs. The Company provides cutting edge solutions that automate the mechanical and security inspection of fast moving trains, trucks and automobiles through a broad range of proprietary hardware, software, information technology and artificial intelligence. For more information, visit www.duostech.com.

Contacts:

Corporate
Fei Kwong
Duos Technologies Group, Inc. (NASDAQ:DUOT)
904-652-1625
fk@duostech.com

Investor Relations
Matt Glover or Tom Colton
Gateway Investor Relations
949-574-3860
DUOT@gatewayIR.com

SOURCE: Duos Technologies Group, Inc.